Exhibit 23.       Consent of Coopers & Lybrand L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements on Form S-8 of ITI Technologies, Inc. (Registrations No. 33-89826, No. 333-08943, No. 333-08945 and 333-23751) of our report dated July 9, 1997, on our audit of the consolidated financial statements of CADDX Controls, Inc. as of April 30, 1997, and for the year then ended, which report is included in this Amendment to Current Report on Form 8-K/A-1.

                                     /s/ Coopers & Lybrand L.L.P.

                                     COOPERS & LYBRAND L.L.P.

Houston, Texas
July 14, 1997